SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                   -------------------------------------------

                          AMENDMENT NO. 1 ON FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                 March 26, 1997
                    ________________________________________

                         THERMO INSTRUMENT SYSTEMS INC.
             (Exact name of Registrant as specified in its charter)


   Delaware                        1-9786                           04-2925809
   (State or other               (Commission                  (I.R.S. Employer
   jurisdiction of               File Number)           Identification Number)
   incorporation or
   organization)

   1275 Hammerwood Avenue
   Sunnyvale, California                                                 94089
   (Address of principal executive offices)                         (Zip Code)

                                                                (617) 622-1000
                                                (Registrant's telephone number
                                                          including area code)
PAGE

                                                                    FORM 8-K/A



   Item 2. Acquisition or Disposition of Assets

        On March 26, 1997, Thermo Instrument Systems Inc. (the "Company") acquired 166,557,897 shares (or approximately 95%) of Life Sciences International PLC ("Life Sciences"), a London Stock Exchange-listed company, for 135 pence per share (approximately $2.15 per share, or an aggregate of approximately $362.7 million, including related expenses) in completion of the Company's offer to acquire all of the outstanding shares of Life Sciences. The Company became unconditionally obligated to acquire these shares on March 12, 1997, after the Company declared the offer unconditional in all respects. The Company expects to acquire the Life Sciences shares that remain outstanding for 135 pence per share pursuant to the compulsory acquisition rules applicable to United Kingdom companies. In addition, in April and June 1997 the Company repaid approximately $105 million of Life Sciences' debt.

        To partially finance the acquisition of Life Sciences, the Company borrowed $210.0 million from Thermo Electron Corporation ("Thermo Electron"), the Company's parent corporation, pursuant to a promissory note due March 1999, and bearing interest at the Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

        The Company has no present intention to use the plant, equipment, or other physical property acquired for purposes materially different from the purposes for which such assets were used prior to the acquisition. The Company will review the businesses of Life Sciences and their assets, corporate structure, capitalization, operations, properties, policies, management and personnel. The Company may develop plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to the acquired businesses. Any such transaction might involve Thermo Electron or another subsidiary of Thermo Electron or the Company.







                                        2PAGE

                                                                    FORM 8-K/A



   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

           (a) Financial Statements of Business Acquired

               Attached hereto.









                                        3PAGE

                         LIFE SCIENCES INTERNATIONAL PLC
                            (registered no. 1417123)
                               REPORT AND ACCOUNTS
                      for the year ended 31st December 1996
PAGE

                             REPORT OF THE AUDITORS'
                   TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
                       OF LIFE SCIENCES INTERNATIONAL PLC

    We have audited the accompanying consolidated balance sheet of Life Sciences International PLC and subsidiaries as at 31 December 1996, and the related consolidated profit and loss account and cash flow statement for the year ended 31 December 1996. These consolidated financial statements are the responsibility of the management of Life Sciences International PLC. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United Kingdom and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Life Sciences International PLC and its subsidiaries at 31 December 1996, and the results of their operations and their cash flows for the year ended 31 December 1996, in conformity with generally accepted accounting principles in the United Kingdom.



    KPMG Audit Plc



    London, England
    10 February 1997







                                        2PAGE

                          GROUP PROFIT AND LOSS ACCOUNT
                         for the year ended 31 December
                    (In thousands of British pounds sterling)

                                                      1996
                                   -----------------------------------------
                                      Exceptional          Other
                                    restructuring    exceptional
                                            costs          items      Total
    ------------------------------------------------------------------------
                        Note
    ------------------------------------------------------------------------
    Sales                 2    229,973          -             -     229,973
    Cost of Sales         3   (139,357)         -             -    (139,357)
                              --------     ------       -------    --------
    Gross profit                90,616          -             -      90,616

    Distribution costs    3    (40,787)         -             -     (40,787)

    Administrative
      expenses            3    (19,277)    (7,002)            -     (26,279)
                              --------     ------       -------    --------
    Operating profit      3     30,552     (7,002)            -      23,550

    Net interest
      receivable/(payable)
      and other similar
      items               5     (3,353)         -         3,693         340
                              --------     ------       -------    --------
    Profit on ordinary
      activities before
      taxation            2     27,199     (7,002)        3,693      23,890

    Taxation              6     (9,512)     1,807        (1,073)     (8,778)
                              --------     ------       -------    --------
    Profit on ordinary
      activities after
      taxation                  17,687     (5,195)        2,620      15,112

    Dividends             8     (8,032)                              (8,032)
                              --------     ------       -------    --------
    Retained profit for
      the year           20      9,655     (5,195)        2,620       7,080
                              ========     ======       =======    ========
    Earnings per share
      - basic             9      10.1p      (2.9p)         1.5p        8.7p
      - fully diluted     9      10.0p      (2.8p)         1.4p        8.6p

    Dividend per share    8                                            4.6p

    The group made no material acquisitions nor discontinued any operations within the meaning of Financial Reporting Standard 3 during 1996. Therefore turnover and operating profit derive entirely from continuing operations.




                                        3PAGE

              GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES
                    (In thousands of British pounds sterling)


                                                Note             1996
    ------------------------------------------------------------------------
    Profit on ordinary activities
      after taxation                                            15,112
    Unrealised currency retranslation             18            (5,987)
                                                                ------
    Total recognised gains and losses
      relating to the year                                       9,125
                                                                ======

    There is no material difference between the group results as reported and on a historical cost basis. Accordingly, no note of historical cost profit and losses has been prepared.

    The notes on pages 10 to 29 form part of these accounts.



















                                        4PAGE

                                 BALANCE SHEETS
                                 at 31 December
                    (In thousands of British pounds sterling)

                                                        Group    Company
                                              Note       1996       1996
    ------------------------------------------------------------------------
    Fixed assets
    Intangible assets                           10        351          -
    Tangible assets                             11     37,072         25
    Investments                                 12          -    139,266
                                                      -------    -------
                                                       37,423    139,291
                                                      -------    -------
    Current assets
    Stock                                       13     39,641          -
    Debtors                                     14     51,103     18,345
    Cash at bank and in hand                           36,702     13,209
                                                      -------    -------
                                                      127,446     31,554
                                                      -------    -------
    Current liabilities
    Creditors: amounts falling due
      within one year                           15    (45,702)   (11,740)
                                                      -------    -------
    Net current assets                                 81,744     19,814
                                                      -------    -------
    Total assets less current
      liabilities                                     119,167    159,105
                                                      -------    -------
    Creditors: amounts falling due
      after more than one year                  16    (64,374)   (61,357)

    Provisions for liabilities and
      charges                                   17     (7,002)         -
                                                      -------    -------
    Net assets                                         47,791     97,748
                                                      =======    =======

    Capital and reserves
    Called up share capital                     19     17,471     17,471
    Share premium account                       20     47,950     47,950
    Other reserves                              20    (85,100)    29,630
    Profit and loss account                     20     67,470      2,697
                                                      -------    -------
    Shareholders' funds - all equity                   47,791     97,748
                                                      =======    =======

    Approved by the Board on 10 February 1997 and signed on its behalf by:

    Sir Christopher Bland
    Directors
    C.P. Triniman

    The notes on pages 10 to 29 form part of these accounts.

                                        5PAGE

                            GROUP CASH FLOW STATEMENT
                         for the year ended 31 December
                    (In thousands of British pounds sterling)

                                          Note                1996
    ------------------------------------------------------------------------
    Net cash inflow from operating
      activities                             A                   31,647
    Returns on investments and servicing
      of finance:
    Interest received                                   1,574
    Proceeds on liquidation of foreign
      exchange contracts                                3,693
    Interest paid                                      (4,764)
    Dividends paid                                     (7,515)
                                                       ------
    Net cash outflow from returns on
      investments and servicing of finance                       (7,012)
                                                                 ------
    Taxation                                                     24,635
    Tax paid - UK corporation tax                      (2,680)
             - Overseas taxation                       (4,969)
                                                       ------
    Total tax paid                                               (7,649)

    Investing activities:
    Purchase of subsidiary undertakings      B            (31)
    Sale of subsidiary undertaking           G            190
    Expenditure on land and buildings                  (1,334)
    Purchases of fixed assets                A         (6,435)
    Receipts from disposal of fixed assets   A             31
                                                       ------
    Net cash outflow  from investing
      activities                                                 (7,579)
                                                                 ------
    Net cash inflow/(outflow) before
      financing                                                   9,407

    Financing:
    Issue of ordinary share capital          F             97
    Expenses paid in connection with share
      issues                                 F            (18)
    (Decrease)/increase in loans due after
      three months                           F           (140)
    Capital element of finance lease rental
      payments                                            (11)
    Decrease in cash deposits maturing
      after three months                     E              -
                                                       ------
    Net cash (outflow)/inflow from financing                        (72)
                                                                 ------
    Increase in cash and cash equivalents    D                    9,335
                                                                 ======

    The notes on pages 10 to 29 from part of these accounts.

                                        6PAGE

                     NOTES TO THE GROUP CASH FLOW STATEMENT


    A Reconciliation of Operating profit to net cash inflow from operating activities (In thousands of British pounds sterling)

                                                   1996
    ------------------------------------------------------------------------
    Operating profit                                   23,550
    Depreciation charges                                6,019
    Loss on sale of tangible fixed assets                 168
    Profit on disposal of subsidiary
      undertaking                                        (169)
    Increase in stocks                       (2,208)
    Decrease/(increase) in debtors           (2,044)
    Increase in creditors & provisions        6,331
                                             ------
                                                        2,079
                                                       ------
    Net cash inflow from operating activities          31,647
    Purchase of fixed assets (net)                     (6,404)
                                                       ------
    Operating cash flow                                25,243
                                                       ======

    Operating cash flow as a percentage of
      operating profit                                   107%

    Operating cash flow is cash generated from operations after managing working capital and replacing and investing in fixed assets other than land and buildings.

    B Purchase of subsidiary undertakings (In thousands of British pounds sterling)

                                                                 1996
    ------------------------------------------------------------------------
    Net assets acquired
    Goodwill                                                      368
    Tangible fixed assets                                          70
    Stocks                                                         97
    Debtors                                                         9
    Creditors                                                    (102)
    Cash                                                           16
                                                                 ----
                                                                  458
                                                                 ====

    Satisfied by
    Cash                                                          (47)
    Prior investment previously held as current asset            (411)
                                                                 ----
                                                                 (458)
                                                                 ====




                                        7PAGE

                     NOTES TO THE GROUP CASH FLOW STATEMENT

    C Analysis of net outflow of cash and cash equivalents in respect of the purchase of subsidiary undertakings (In thousands of British pounds sterling)

                                                                  1996
    ------------------------------------------------------------------------
    Cash consideration (note B)                                   (47)
    Cash of acquired subsidiary undertaking                        16
    Deferred consideration paid in respect of prior years
      acquisitions                                                  -
                                                                 ----
    Net outflow of cash and cash equivalents in respect of
      the purchase of subsidiaries                                (31)
                                                                 ====

    D Analysis of changes in cash and cash equivalents during the year (In thousands of British pounds sterling)

                                                                   1996
    ------------------------------------------------------------------------
    Balance at 1 January                                         29,656
    Net cash inflow before adjustments for the effect of
      foreign exchange rate changes                               9,335
    Effect of foreign exchange rate changes                      (2,416)
                                                                 ------
    Balance at 31 December                                       36,575
                                                                 ======


    E Analysis of balances of cash and cash equivalents as shown in the balance sheet (In thousands of British pounds sterling)

                                                         1996
    ------------------------------------------------------------------------
    Cash at bank and in hand                           36,702
    Bank loans and overdrafts due within three months    (127)
                                                       ------
                                                       36,575
                                                       ======

    F Analysis of change in financing during the year (In thousands of British pounds sterling)

                                                                   Loans due
                                                                  after more
                                                  Share     Share than three
                                                capital   premium    months
    ------------------------------------------------------------------------
    Balance at 1 January 1996                    17,444    47,898    70,884
    Adjustment in respect of scrip alternative       15       (15)        -
    Cash inflow/(outflow) from financing
      (net of expenses)                              12        67      (140)
    Effect of foreign exchange rate changes           -         -    (6,890)
                                                 ------    ------    ------
    Balance at 31 December 1996                  17,471    47,950    63,854
                                                 ======    ======    ======
                                        8PAGE

                     NOTES TO THE GROUP CASH FLOW STATEMENT


    G Sale of subsidiary undertaking (In thousands of British pounds sterling)

                                                                   1996
    ------------------------------------------------------------------------
    Net assets sold
    Discount (taken at time of acquisition)                        (166)
    Tangible fixed assets                                           249
    Stocks                                                            -
    Debtors                                                          14
    Creditors                                                       (76)
    Cash                                                              -
    Profit on disposal                                              169
                                                                 ------
                                                             190
                                                          ======

    Satisfied by
    Cash                                                            190
                                                                 ======





                                        9PAGE

                              NOTES TO THE ACCOUNTS


    1  Accounting policies

    (a) Basis of preparation and consolidation

    (i) The accounts have been prepared under the historical cost convention and in accordance with applicable accounting standards.

    (ii) The consolidated accounts comprise the accounts of the Company and its subsidiaries made up to 31st December.

    (iii)Where subsidiaries are purchased or sold, their results are included from or up to the effective date of acquisition or disposal respectively.

    (iv) Goodwill arising on the acquisition of subsidiaries is written off directly against reserves. Goodwill, being the excess of purchase consideration over fair value of net tangible assets acquired, is calculated after taking account of any deferred consideration payable, as estimated by the directors.

    (b) Sales
    Sales are those to third parties, net of trade discounts, VAT and similar overseas sales taxes.

    (c) Stock
    Stock is stated at the lower of cost and estimated net realisable value to the Group. Cost comprises purchase price of materials, direct labour costs and an appropriate proportion of overheads.

    (d) Depreciation
    No depreciation is provided on freehold land.
    Leasehold expenditure is amortised so as to write off such expenditure on a straight-line basis over the life of the relevant lease or 65 years, whichever is the shorter.
    Depreciation of other fixed assets is provided at various rates on a straight-line basis on cost or subsequent valuation in order to write off the assets over their useful lives, estimated to be between 3 and 15 years.

    (e) Research and development expenditure
    Research and development expenditure is not capitalised but charged against profit and loss account as it is incurred.

    (f) Foreign currencies
    Assets and liabilities in foreign currencies are translated at the rates of exchange ruling at each year end. Overseas subsidiaries' profit and loss accounts are translated at average rates for the year.
    Exchange differences arising from the retranslation at the closing rate of the opening net investment in overseas subsidiaries and the profit and loss account for the year are shown as a movement on capital reserve.



                                       10PAGE

                              NOTES TO THE ACCOUNTS

    (g) Deferred taxation
    Provision is made for taxation deferred in respect of timing differences where, in the opinion of the directors, such timing differences are likely to reverse in the foreseeable future.

    (h) Leased assets
    Assets obtained under hire purchase contracts and finance leases are capitalised and depreciated over their useful lives. The interest element of the rentals is charged to profit and loss account over the period of the contract. Rentals paid under operating leases are charged to income as incurred.

    (i) Pension benefits
    The Group operates a number of pension schemes throughout the world, both defined benefit and defined contribution schemes. The assets of these schemes are not included in the consolidated accounts.
    Contributions paid to defined benefit schemes operated by the Group are based upon the recommendations of qualified actuaries and have been charged against profits on a systematic basis over the expected remaining service lives of participating employees. Independent actuarial valuations of defined benefit schemes are made at least every three years. Contributions paid to defined contribution schemes are charged to the profit and loss account in the period in which they arise.

    (j) Scrip dividends
    The amounts of dividends taken as shares instead of in cash pursuant to scrip dividend offers are added back to reserves. The nominal value of shares issued pursuant to such offers is funded out of the share premium account.

    2 Segmental information

    The Group operates in one business segment, being the manufacture and supply of scientific equipment and consumables. Within this business segment the Group identifies four distinct market sub-sets and has organised itself as four corresponding groups: Laboratory Products; Clinical Products; BioSystems Products; and Industrial Products. A broad analysis of sales by each group is as follows:

    (In thousands of British pounds sterling)                       1996
    ------------------------------------------------------------------------
    Turnover - by product Group
    Laboratory Products Group                                     91,889
    Clinical Products Group                                       45,276
    BioSystems Group                                              52,131
    Industrial Products Group                                     40,677
                                                                 -------
                                                                 229,973
                                                                 =======


                                       11PAGE

                              NOTES TO THE ACCOUNTS

    The geographical analysis of sales, profits before tax and net assets is as follows:

                                                                Turnover
    (In thousands of British pounds sterling)                       1996
    ------------------------------------------------------------------------
    (a) By location of customer

    United Kingdom                                                15,690
    Finland                                                        3,542
    Rest of Europe                                                50,361
    USA                                                          117,655
    Canada                                                         3,982
    Far East and Australasia                                      27,099
    South America, Africa and Middle East                         11,644
                                                                 -------
                                                                 229,973
                                                                 =======

                                                                 Profits
                                                                  before
                                                      Turnover       tax
    (In thousands of British pounds sterling)             1996      1996
    ------------------------------------------------------------------------
    (b) By manufacturing source:

    United Kingdom                                      43,802     4,289
    Finland                                             32,421     4,083
    USA                                                153,750    22,970
                                                       -------   -------
                                                       229,973    31,342
                                                       -------   -------

    Other net charges and financing costs/income                  (7,452)
                                                                 -------
    Profit on ordinary activities before taxation                 23,890
                                                                 =======

    Geographical analysis of net assets

    (In thousands of British pounds sterling)                       1996
    ------------------------------------------------------------------------
    United Kingdom                                                10,048
    Finland                                                       20,688
    USA                                                           56,933
    Other                                                         (5,599)
    Restructuring provision                                       (7,000)
                                                                 -------
                                                                  75,070
    Net financial liabilities                                    (27,279)
                                                                 -------
    Total net assets                                              47,791
                                                                 =======

                                       12PAGE

                              NOTES TO THE ACCOUNTS


    3 Operating profit

    Operating profit is stated after charging the following amounts relating to acquisitions: cost of sales 53,000 British pounds sterling, distribution costs 11,000 British pounds sterling and administrative expenses 23,000 British pounds sterling.
    Trading profit is also stated after charging the following:

    (In thousands of British pounds sterling)                       1996
    ------------------------------------------------------------------------
    Depreciation                                                   6,019
    Net loss on sale of fixed assets                                 168
    Profit on disposal of subsidiary undertaking                    (169)
    Operating lease rentals                                        1,802
    Research and development                                      13,085
    Auditors' remuneration - for audit work                          328
                           - other services                           49
    Hire of plant and machinery                                    1,294

    In addition to the sums stated above a further nil British pounds sterling was paid to the Group's auditors in respect of acquisition advisory work undertaken during the period.

    4 Directors and employees

    (In thousands of British pounds sterling)                       1996
    ------------------------------------------------------------------------
    (a) Staff costs during the year (all employees):
    Wages and salaries                                            63,791
    Social security costs                                          7,362
    Other pension costs (see note 23)                              2,804
                                                                 -------
                                                                  73,957
                                                                 =======


                                                                    1996
    ------------------------------------------------------------------------
    (b) The weighted average weekly number of persons employed during the year:

    By function:
    Manufacturing operations                                       1,863
    Selling and distribution                                         608
    Managerial and administration                                    325
                                                                 -------
                                                                   2,796
                                                                 =======



                                       13PAGE

                              NOTES TO THE ACCOUNTS

                                                                  1996
    ------------------------------------------------------------------------
    By group:
    Laboratory Products Group                                      994
    Clinical Products Group                                        538
    BioSystems Group                                               603
    Industrial Products Group                                      646
    Corporate                                                       15
                                                                 -----
                                                                 2,796
                                                                 =====

    (In thousands of British pounds sterling)                     1996
    ------------------------------------------------------------------------
    (c) Directors' remuneration
    Fees                                                            78
    Other emoluments - salaries                                    631
                     - pension contributions                         3
                     - performance related bonuses*                164
                     - benefits in kind                             27
                                                                 -----
                                                                   903
                                                                 =====

    * Bonuses are paid to executive directors, other than the Chairman, based principally on the achievement of pre-defined group or divisional financial targets as appropriate. The Chairman's bonus arrangements are described in the Directors' Report.

    (d) The following number of directors had emoluments for the year (excluding pension contributions) within the bands stated:

                                                                   1996
    ------------------------------------------------------------------------
    British pounds sterling
    -----------------------

     10,001 to  15,000                                                3
     25,001 to  30,000                                                -
     30,001 to  35,000                                                1
     45,001 to  50,000                                                -
     90,001 to  95,000                                                1
    105,001 to 110,000                                                -
    125,001 to 130,000                                                1
    130,001 to 135,000                                                1
    155,001 to 160,000                                                -
    180,001 to 185,000                                                -
    190,001 to 195,000                                                1
    280,001 to 285,000                                                1



                                       14PAGE

                              NOTES TO THE ACCOUNTS

                                  Salary &   Annual                1996
    (In British pounds sterling)       fees   bonus   Benefits     Total
    ------------------------------------------------------------------------
    Chairman
    Sir Christopher Bland           32,500        -         -     32,500

    Executive:
    R Pigliucci                    194,275   89,172         -    283,447
    AC Bebbington                  116,456   13,607         -    130,063
    SJ Constantine                 100,000   18,315     8,077    126,392
    JO Jacobson                    150,759   30,147    10,429    191,335
    CP Triniman                     70,000   12,688     8,544     91,232

    Non-Executive
    Professor Sir Colin Dollery     15,000        -         -     15,000
    Dr KD Noonan                    15,000        -         -     15,000
    CD Stewart-Smith                15,000        -         -     15,000

    The figures set out above relate only to the period of each Director's membership of the Board. Directors were members of the Board throughout the year except R. Pigliucci who was appointed on 1 March 1996.

    Benefits include car expenses and medical insurance.

    In 1996 the Company accepted a charge of 12,500 British pounds sterling from NFC plc, of which Sir Christopher Bland is Chairman, being the assessed proportion of office support costs incurred in the ordinary course of business by NFC plc on behalf of the Company.

    No pension contributions were paid in the year in respect of either the Chairman or highest paid UK Director.

    5 Interest and similar items

    (In thousands of British pounds sterling)                      1996
    ------------------------------------------------------------------------
    Interest payable
    On bank loans and overdrafts                                 (4,632)
    On other loans                                                 (241)
                                                                 ------
                                                                 (4,873)
    Deposit interest receivable                                   1,520
    Other interest receivable*                                        -
                                                                 ------
    Net interest payable                                         (3,353)
                                                                 ------
    Profit on liquidation of foreign exchange contracts
      relating to future periods                                  3,693
                                                                 ------
    Net interest receivable/(payable) and similar items             340
                                                                 ======

    * Other interest relates to interest received on late payment of trade debtors.
                                       15PAGE

                              NOTES TO THE ACCOUNTS

    6 Taxation

    (In thousands of British pounds sterling)                      1996
    ------------------------------------------------------------------------
    The amount charged for the year is made up as follows:
    UK corporation tax at 33% (1995: 33%)                        (3,762)
    UK corporation tax adjustment of prior
      year accrual                                                  984
    Overseas tax                                                 (7,403)
    Deferred tax                                                  1,403
                                                                 ------
                                                                 (8,778)
                                                                 ======

    Included within the above tax charge of 8.8 million British pounds sterling, is a deferred tax credit of 1.8 million British pounds sterling in respect of exceptional items. The Group's effective tax rate for the year ended 31 December 1996 is 37%, the increase is due to timing differences on certain exceptional items for which no deferred tax asset is recognised.

    7 Profit attributable to shareholders

    Profit for the year after tax dealt with in the accounts of Life Sciences International PLC was 6,936,000 British pounds sterling. As permitted by the Companies Act 1985 no separate profit and loss account is presented for the parent company.

    8 Dividends

    (In thousands of British pounds sterling)                      1996
    ------------------------------------------------------------------------
    The following dividends have been paid or proposed:
    Ordinary shares:
    Interim, paid 8 November 1996: 1.6p                          (2,794)
    Proposed second interim dividend, in lieu of final,
      payable on a date to be decided: 3.0p                      (5,238)
                                                                 ------
                                                                 (8,032)
                                                                 ======

    In 1995, a full charge was made for the cost of the final dividend but the actual amounts paid were subsequently reduced by 62,000 British pounds sterling in respect of shareholder elections to receive shares in lieu of cash dividends. This amount together with similar savings of 102,000 British pounds sterling relating to the 1996 interim dividend have been shown as adjustments to reserves (see note 20) in accordance with the recommendations of the Accounting Standards Board.

    9 Earnings per share

    Basic earnings per share of 8.7p are calculated on Group profit after taxation of 15,112,000 British pounds sterling and on 174,570,693 ordinary shares, being the weighted average number of shares in issue
                                       16PAGE

                              NOTES TO THE ACCOUNTS
    during the year. Fully diluted earnings per share of 8.6p assume the exercise of share options, and are based on a weighted average number of shares of 183,607,534. Additional information on earnings per share has been provided in order that the effects of exceptional items on reported earnings can be fully appreciated.

    10 Intangible assets

    (In thousands of                                Accumulated
    British pounds sterling)             Licences  Amortisation      Net
    ------------------------------------------------------------------------
    At 1 January 1996                            -            -         -
    Increases in year                          351            -       351
    Decreases in year                            -            -         -
    Exchange adjustments                         -            -         -
                                             -----        -----     -----
    At 31 December 1996                        351            -       351
                                             =====        =====     =====










                                       17PAGE

                              NOTES TO THE ACCOUNTS


    11 Tangible assets
                                                                 Company
                                   Group                           Total
    (In thousands of     Land      Plant  Fixtures              fixtures
    British pounds        and        and       and                   and
    sterling)       buildings  machinery  fittings       Total  fittings
    ------------------------------------------------------------------------
    (a) Cost:
    At 1 January 1996  24,443     23,790    10,582     58,815        137
    Additions
      arising from
      acquisitions          -         29        41         70          -
    Other additions     1,334      4,355     1,729      7,418         16
    Disposals            (444)      (830)     (552)    (1,826)       (34)
    Currency
      retranslation    (2,392)    (2,622)     (825)    (5,839)         -
                       ------    -------    ------    -------      -----
    At 31 December
      1996             22,941     24,722    10,975     58,638        119
                       ------    -------    ------    -------      -----
    Depreciation:
    At 1 January 1996  (3,538)    (9,858)   (5,578)   (18,974)      (115)
    Charged in year      (987)    (3,241)   (1,791)    (6,019)       (13)
    Disposals             113        769       509      1,391         34
    Currency
      retranslation       439      1,126       471      2,036          -
                       ------    -------    ------    -------      -----
    At 31 December
      1996             (3,973)   (11,204)   (6,389)   (21,566)       (94)
                       ------    -------    ------    -------      -----
    Net book value:
    At 31 December
      1996             18,968     13,518     4,586     37,072         25
                       ======    =======    ======    =======      =====

    Included above are assets acquired under finance leases in respect of which, at 31 December 1996 the net book value was 144,000 British pounds sterling after charging 58,000 British pounds sterling depreciation for the year.

    (b) Land and buildings shown in (a) above comprise:

    (In thousands of                                    Short
    British pounds sterling)               Freehold leasehold     Total
    ------------------------------------------------------------------------
    Cost                                      21,080     2,370    23,450
    Depreciation                              (3,880)     (601)   (4,481)
                                              ------    ------    ------
    Net book value:
    At 31 December 1996                       17,200     1,769    18,969
                                              ======    ======    ======

    Included above is 2,623,000 British pounds sterling in respect of land on which no depreciation has been charged.
                                       18PAGE

                              NOTES TO THE ACCOUNTS

    Future capital expenditure not provided in the accounts

                                                      Group     Company
    (In thousands of British pounds sterling)           1996       1996
    ------------------------------------------------------------------------
    Authorised at 31 December

    Contracted                                           290        125
    Not contracted                                       114          -

    12 Investments

    Company
    Investments in subsidiary undertakings (see note 26)

    (In thousands of            Shares
    British pounds sterling)    at cost      Loans  Provision         Net
    ------------------------------------------------------------------------
    At 1 January 1996            16,261    136,885     (3,463)    149,683
    Increases in year                 -          -          -           -
    Decreases in year              (117)    (3,110)         -      (3,227)
    Exchange adjustments              -     (7,190)         -      (7,190)
                                -------    -------    -------     -------
    At 31 December 1996          16,144    126,585     (3,463)    139,266
                                =======    =======    =======     =======

    13 Stock
                                                        Group
    (In thousands of British pounds sterling)            1996
    ------------------------------------------------------------------------
    Raw materials                                      16,127
    Work in progress                                    4,670
    Finished goods                                     18,844
                                                      -------
                                                       39,641
                                                      =======






                                       19PAGE

                              NOTES TO THE ACCOUNTS

    14 Debtors
                                                    Group     Company
    (In thousands of British pounds sterling)        1996       1996
    ------------------------------------------------------------------------
    Amounts falling due within one year

    Trade debtors                                  41,886          -
    Amounts owed by subsidiary undertakings             -     14,472
    Other debtors                                   2,793      1,902
    Advance corporation tax recoverable               548        548
    Overseas taxes recoverable                          -          -
    Deferred tax recoverable (see note 17)          1,380          -
    Prepayments and accrued income                  3,041        113
                                                  -------    -------
                                                   49,648     17,035
                                                  =======    =======
    Amounts falling due after more than one year
    Other debtors                                     145          -
    Advance corporation tax recoverable             1,310      1,310
                                                  -------    -------
                                                   51,103     18,345
                                                  =======    =======

    15 Creditors: amounts falling due within one year

                                                    Group    Company
    (In thousands of British pounds sterling)        1996       1996
    ------------------------------------------------------------------------
    Bank loans and overdrafts (see note 16)          (492)         -
    Trade creditors                               (10,635)         -
    Bills of exchange payable                          (6)         -
    Amounts owed to subsidiary undertakings             -     (2,225)
    Advance corporation tax                        (1,985)    (1,985)
    Corporation tax                                (2,343)      (921)
    Overseas taxes                                 (7,690)         -
    Other creditors and social security            (3,038)       (92)
    Accruals and deferred income                  (14,247)    (1,279)
    Proposed ordinary dividend                     (5,238)    (5,238)
    Obligations under finance leases                  (28)         -
                                                  -------    -------
                                                  (45,702)   (11,740)
                                                  =======    =======




                                       20PAGE

                              NOTES TO THE ACCOUNTS

    16 Creditors: amounts falling due after more than one year

                                                    Group      Company
    (In thousands of British pounds sterling)        1996         1996
    ------------------------------------------------------------------------
    Bank loans and overdrafts
    Repayable: within one year                       (492)           -
      between one and two years                      (493)           -
      between two and five years                  (62,103)     (61,357)
      in five years or more                          (893)           -
                                                  -------      -------
    Total loans*                                  (63,981)     (61,357)

    Less: amounts repayable within one
      year (see note 15)                              492            -
                                                  -------      -------
                                                  (63,489)     (61,357)

    Add: other amounts due after more than one year:
         obligations under finance leases             (94)           -
         other creditors and accruals                (791)           -
                                                  -------      -------
                                                  (64,374)     (61,357)
                                                  =======      =======

    *Being: +Secured                               (2,497)           -
            Unsecured                             (61,484)     (61,357)
                                                  -------      -------
                                                  (63,981)     (61,357)
                                                  =======      =======
    +These loans and overdrafts are secured by charges on the assets of certain companies.
    The above includes loans not wholly repayable
    within five years totalling:                     (893)           -
                                                  -------      -------
    At a weighted average rate of interest of:        3.6%           -
                                                  -------      -------
    17 Provisions for liabilities and charges

                                                    Group      Company
    (In thousands of British pounds sterling)        1996         1996
    ------------------------------------------------------------------------
    Restructuring provision (see note below)       (7,002)           -
    Deferred taxation (see note below)                  -            -
                                                  -------      -------
                                                   (7,002)           -
                                                  =======      =======

    The provision for restructuring costs
      in 1996 can be analysed as follows:
    Cost of redundancy, relocation, transition
      and re-engineering                                       (4,316)
    Property provisions and asset write downs                  (2,411)
    Other                                                        (275)
                                                               ------
                                                               (7,002)
                                                               ======
                                       21PAGE

                              NOTES TO THE ACCOUNTS

    The implementation of the restructuring initiatives is planned to take place over a period of time. Associated cash flows will be spread throughout that period dependent upon the degree of time and resource necessarily required to ensure a complete and successful transition.

                                                    Group      Company
    (In thousands of British pounds sterling)        1996         1996
    ------------------------------------------------------------------------
    The provision for deferred taxation relates to:
    Accelerated capital allowances and other
      timing differences                            1,380            -
    Advance corporation tax available for offset        -            -
                                                  -------      -------
                                                    1,380            -
                                                  =======      =======

    No provision has been made for taxation that would arise in the event of certain subsidiaries distributing their reserves.

    18 Reconciliation of movements in shareholders' funds

                                                    Group      Company
    (In thousands of British pounds sterling)        1996         1996
    ------------------------------------------------------------------------
    Profit on ordinary activities after taxation
      & before dividend income                     15,112        3,686
    Dividend receivable from Group undertaking          -        3,250
    Dividends payable                              (8,032)      (8,032)
                                                  -------      -------
    Retained profit/(loss) for the year             7,080       (1,096)
    Other recognised gains and losses relating
      to the year*                                 (5,987)        (427)
    New share capital subscribed (net of expenses)     79           79
    Goodwill written off                             (368)           -
    Write back of discount on acquisition            (166)           -
    Adjustment in respect of scrip alternative        164          164
                                                  -------      -------
    Net (reduction)/addition to shareholders'
      funds                                           802       (1,280)
    Opening shareholders' funds                    46,989       99,028
                                                  -------      -------
    Closing shareholders' funds                    47,791       97,748
                                                  =======      =======

    *This movement represents the retranslation of opening net assets and profits for the year denominated in foreign currencies to year end exchange rates from opening and average rates respectively.



                                       22PAGE

                              NOTES TO THE ACCOUNTS


    19 Share capital

    (In thousands of British pounds sterling)        1996
    ------------------------------------------------------------------------
    (a) Authorised
    230,412,400 ordinary shares of 10p each        23,041
    26,237 8% cumulative convertible redeemable
      preference shares of 1 British pounds
      sterling each                                    26
                                                  -------
                                                   23,067
                                                  =======

    (b) Issued and fully paid
    174,706,535 ordinary shares of 10p each        17,471
                                                  =======

    (c) Allotments during the year
    During the year, ordinary shares of 10p each with an aggregate nominal value of 26,539 British pounds sterling were allotted as follows:

    (i) 152,207 shares were allotted pursuant to elections under scrip dividend offers;
    (ii)113,179 shares were allotted pursuant to the exercise of options under the Company's Share Option Schemes, for an aggregate consideration of 96,916 British pounds sterling.
    (d) Grants of options
    During the year, options over the Company's ordinary shares were granted as follows:

    (i) Over 1,106,540 shares under the 1990 Executive Share Option Scheme at a subscription price of 111p per share;
    (ii)Over 79,000 shares under the 1985 Executive Share Option Scheme at a subscription price of 111p per share.

    (e) Options outstanding
    At 31 December 1996 options granted under the Company's Share Option Schemes were outstanding as follows:
                                                        Exercisable in
              Number of shares      Subscription                Normal
                          1996             Price         circumstances
    ------------------------------------------------------------------------
    1990 Executive
      Share Option
      Scheme         6,096,359   From 86p to 155p       From 1997 to 2006
    1985 Executive
      Share Option
      Scheme         2,147,973   From 26.5p to 153p     From 1997 to 2006
    Savings Related
      Share Option
      Scheme            81,123   79.2p                  In 1997
    1992 Sharesave
      Scheme           578,738   From 109.6p to 113.6p  From 1997 to 2002


                                       23PAGE

                              NOTES TO THE ACCOUNTS

    (f) In 1994, performance criteria were introduced to the two Executive Share Option Schemes, whereby the exercise of options granted under the new arrangements will only be permitted to the extent that the Company's performance achieves specified rankings against the FT-Mid 250 index. The operation of the schemes is supervised by the Remuneration Committee of the Board.

    20 Share premium account and reserves

    (In thousands           Share        Other reserves            Profit
    of British pounds     premium                                and loss
    sterling)             account   Capital    Other*     Total   account
    ------------------------------------------------------------------------
    Group
    Balances at 1 January
      1996                 47,898   (78,579)        -   (78,579)   60,226
    Adjustment in respect
      of scrip alternative
      (see note 8)            (15)        -         -         -       164
    Premium on share
      issues (net of
      expenses)                67         -         -         -         -
    Goodwill written off
      on acquisition during
      the year                  -      (368)        -      (368)        -
    Discount written back
      on disposal of assets     -      (166)        -      (166)        -
    Currency retranslation      -    (5,987)        -    (5,987)        -
    Retained profit for
      year                      -         -         -         -     7,080
                          -------   -------   -------   -------   -------
    Balances at 31 December
      1996                 47,950   (85,100)        -   (85,100)   67,470
                          =======   =======   =======   ========  =======

    Company
    Balances at 1 January
      1996                 47,898     6,108    23,949    30,057     3,629
    Adjustment in respect
      of scrip alternative
      (see note 8)            (15)        -         -         -       164
    Premium on share issues
      (net of expenses)        67         -         -         -         -
    Currency retranslation      -         -         -         -         -
    Realised exchange gain      -         -      (427)     (427)        -
    Retained profit for
      year                      -         -         -         -    (1,096)
                          -------   -------   -------   -------   -------
    Balances at 31 December
      1996                 47,950     6,108    23,522    29,630     2,697
                          =======   =======   =======   =======   =======

    * At Company level, this reserve also relates to the acquisition of Forma Scientific in 1987.
                                       24PAGE

                              NOTES TO THE ACCOUNTS

    The goodwill written off to reserves in the year related to the acquisition of Lenpipette on 1 December 1996 as follows:

    (In thousands of British pounds sterling)                  Lenpipette
    ------------------------------------------------------------------------
    Purchase consideration, including costs of acquisition+         (458)
    Book and fair value of net tangible assets acquired               90
                                                                --------
    Goodwill acquired and written off                               (368)
    Write back of discount on acquisition taken on the
      acquisition of Frofastet Ab Fastigehts                        (166)

    Cumulative goodwill written off at 1 January 1996           (115,882)
                                                                --------
    Cumulative goodwill written off at 31 December 1996         (116,416)
                                                                ========

    + The acquisition of Lenpipette is not considered to be material in a group context and therefore no information on its pre or post acquisition results has been provided.

    21 Directors' interests

    The directors who held office at the end of the financial year had the following interests in the shares of Group companies, inclusive of family interest or interests as trustees. All of these were beneficial and related to the shares of Life Sciences International PLC.

                           Ordinary shares of 10p each
    ------------------------------------------------------------------------
                                       At 31.12.96
    Sir Christopher Bland                2,252,000
    R. Pigliucci                                 -
    A C Bebbington                         822,000
    S J Constantine                      1,150,000
    Professor Sir Colin Dollery             20,000
    J O Jacobson                           140,000
    Dr K D Noonan                           15,000
    C D Stewart-Smith                       40,000
    C P Triniman                            10,241

    * At date of appointment.
    Details of options held are set out below. Options were granted to R. Pigliucci during the year as shown below; no options were exercised or lapsed during the year.


                                       25PAGE

                              NOTES TO THE ACCOUNTS

    Total dividends paid to directors during the period amounted to 195,596 British pounds sterling. In addition 241 shares were issued under the scrip alternative.

                                                                Exercisable
                                                    Exercise      in normal
                                       At 31.12.96     Price   circumstances
    ------------------------------------------------------------------------
    R. Pigliucci
      1990 Executive Share Option Scheme  +540,540     111p     2000-2006
        - granted 1st March 1996
    A C Bebbington
      1985 Executive Share Option Scheme   100,000     86p      To 2000
      1990 Executive Share Option Scheme  +100,000     116p       1999-2005
    S J Constantine
      1985 Executive Share Option Scheme   152,663     68.8p    To 1999
                                           100,000     86p      To 2000
                                          +100,000     138p       1999-2005
    J O Jacobson
      1990 Executive Share Option Scheme   211,577     135p     To 2001
                                            60,000     125p     To 2002
                                             7,500     135p     To 2002
                                            68,702     155p     To 2003
                                          +100,000     138p       1999-2005
    C P Triniman
      1985 Executive Share Option Scheme    90,000     152p     To 2002
                                            30,000     150p     To 2003
                                            30,000     117p       1997-2004
                                          + 75,000     116p       1999-2005
      1992 Sharesave Scheme                  3,558     109.6p     2001

    + Subject to performance criteria relative to the FT-Mid 250 index. No options were exercised or lapsed during the year.

    The market price of the Company's ordinary shares at 31 December 1996 was 89p and the range during 1996 was 89p to 123p.
    All of the options granted to directors and other employees of the Group have been for no consideration.
    Other than as disclosed herein, no director had, during or at the end of the year to 31 December 1996, any material interest in any contract which is or was significant in relation to the business of the Company or of any of its subsidiaries. No changes to the above interests have been notified up to 7 February 1997.



                                       26PAGE

                              NOTES TO THE ACCOUNTS

    22 Lease commitments
                                        Finance leases    Operating leases
                                        -------------- ---------------------
                                               1996             1996
    (In thousands of                                     Land and
    British pounds sterling)                           buildings      Other
    ------------------------------------------------------------------------
    Group
    At 31 December commitments under leases entered into were as follows:

    within one year                             28           566        172
    between one and five years                  94           933      1,188
    after five years                             -         1,048          -
                                             -----         -----      -----
                                               122         2,547      1,360
                                             =====         =====      =====

    Company
    At 31 December commitments under leases entered into were as follows:

    within one year                              -            -           8
    between one and five years                   -           47          24
    after five years                             -            -           -
                                             -----        -----       -----
                                                 -           47          32
                                             =====        =====       =====

    For finance leases the amount shown is the total amount payable; for operating leases it is the amount due in the following year analysed as to when the commitment expires.

    23 Pensions

    The Group operates a pension plan providing benefits based on final pensionable salary for the majority of its UK permanent employees. The assets of the Plan are held separately from those of the Company under trust. The pension cost has been determined in accordance with advice of a professionally qualified actuary; the most recent valuation for accounting purposes was as at 1 April 1995 using the attained age method. The assumptions which have the most significant effect on the results of the valuation are those relating to the overall rate of return on the investments, the rate of growth of dividends afforded by the plan's assets, and the rates of increase in pensionable salaries and pensions. It was assumed that the investment return would be 9% per annum, that dividends would grow at an average rate of 4.5% per annum, that the pensionable salary increases would average 8% per annum (inclusive of promotional increases) and that present and future pensions would increase, where appropriate, at 5% per annum. The actuarial valuation as at 1 April 1995 showed that the market value of the Plan's assets at that date amounted to 26,981,000 British pounds sterling and that the actuarial value of those assets represented 173% of the projected liabilities of the Plan in relation to service completed up to the valuation date. The surplus is being applied to abate the pension cost as a fixed monetary amount over 18 years, the average remaining service life of employees. Accordingly, there was no charge to the profit and loss account for the year ended 31 December 1996.
                                       27PAGE

                              NOTES TO THE ACCOUNTS

    The actuarial valuation used to determine the funding policy is identical except that it is based on a dividend growth rate assumption of 4.0% per annum. The most recent valuation for this purpose was at 1 April 1995.

    Contributions both from the Group and from employees have been suspended until further notice with a view to also maintaining the length of this period until 31 March 2000; although this will be subject to the results of the valuation due as at 1 April 1998.
    In the US, the Group operates a number of pension plans for its subsidiaries. Pension charges to the profit and loss account totalled 420,000 British pounds sterling in respect of a defined benefits plan and 1,220,000 British pounds sterling in respect of defined contribution plans.
    In Finland the Group does not operate a pension plan, but made contributions amounting to 1,079,000 British pounds sterling to the state pension scheme in accordance with Finnish legislation.

    24 Contingent liabilities

    There are contingent liabilities in respect of:
    (i) bills discounted by certain Group companies in normal course of business; and
    (ii) guarantees given by the Company in normal course of business in respect of bank facilities and leases granted to Group companies.
    In addition, the Group is involved in various claims and legal proceedings of a nature considered typical to its business. Although the outcome of these claims and legal proceedings cannot be predicted with certainty, it is the opinion of the directors that it is unlikely that the ultimate outcome of any of these claims and legal proceedings will have a material adverse effect on the Group financial statements.
    The Group enters into forward exchange contracts and interest rate swap transactions to limit exposures to exchange and interest rate movements.

    25 Post Balance Sheet Event

    Following discussions between Life Sciences and Thermo Instrument Systems Inc., a US based manufacturer of Scientific Instruments, Life Sciences received a proposal from Thermo Instrument Systems Inc. to combine their businesses, offering to acquire all of the issued share capital of Life Sciences at 1.35 British pounds sterling per ordinary 10p share. This offer has been recommended to shareholders by the Board of the Company.



                                       28PAGE

                              NOTES TO THE ACCOUNTS


    26 Principal subsidiary undertakings

    A list of the Group's principal subsidiary undertakings with their countries of incorporation and operation is detailed below:

    England       Anglia Scientific Instruments Ltd
                  Denley Instruments Ltd
                  Hybaid Limited
                  Life Sciences International (Europe) Ltd
                  Life Sciences International (UK) Ltd
    Finland       Labsystems Oy
    France        Life Sciences International (France) SA
    Germany       Life Sciences International GmbH
    Hungary       Life Sciences International Kft
    Japan         Labsystems Japan KK
    Netherlands   Life Sciences International (Benelux) BV
                  Neslab Instruments Europa BV
    Poland        Life Sciences International (Poland) Sp.z.O.O.
    Spain         Labsystems Espana SA
    Sweden        Labsystems Sweden AB
    USA           Alko Diagnostic Corporation
                  Denley Instruments Inc
                  E-C Apparatus Corporation
                  Forma Scientific Inc
                  International Equipment Company
                  Labsystems Inc
                  LSI North America Service Inc
                  Neslab Instruments Inc
                  Savant Instruments Inc
                  Shandon Inc
                  Spectronic Instruments Inc
                  Whale Scientific Inc

    The subsidiary undertakings are wholly-owned either directly or indirectly and their share capitals consist solely of ordinary shares. A full list of subsidiaries will be filed with the next Annual Return.

                                     29PAGE

                                                                    FORM 8-K/A



   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

           (b) Pro Forma Combined Condensed Financial Information

        The following unaudited pro forma combined condensed financial statement sets forth the results of operations for the year ended December 28, 1996, as if the acquisition of Life Sciences by the Company had occurred at the beginning of 1996.

        The acquisition has been accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of Life Sciences been consummated at the beginning of 1996. The financial statements filed under part (a) of this item should be read in conjunction with the pro forma combined condensed financial statement.



                                        4PAGE

                                                                    FORM 8-K/A
                         THERMO INSTRUMENT SYSTEMS INC.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          Year Ended December 28, 1996
                                   (Unaudited)


                                   Historical               Pro Forma
                            ----------------------   ----------------------
                                Thermo        Life
                            Instrument    Sciences  Adjustments    Combined
                            ----------  ----------  -----------   ---------
                                 (In thousands except per share amounts)

  Revenues                  $1,209,362   $  358,758  $        -   $1,568,120
                            ----------   ----------  ----------   ----------
  Costs and Operating
    Expenses:
      Cost of revenues         654,165      196,984       2,700      853,849
      Selling, general,
        and administrative
        expenses               340,963       93,700      11,839      446,502
      Research and
        development expenses    84,091       20,413           -      104,504
      Restructuring expenses         -       10,923     (10,923)           -
      Write-off of acquired
        technology               3,500            -           -        3,500
                            ----------   ----------  ----------   ----------
                             1,082,719      322,020       3,616    1,408,355
                            ----------   ----------  ----------   ----------
  Operating Income             126,643       36,738      (3,616)     159,765

  Interest Income               20,490        2,371      (8,798)      14,063
  Interest Expense (includes
    $8,145 to parent company)  (28,923)      (7,602)    (10,626)     (47,151)
  Gain on Issuance of
    Stock by Subsidiaries       71,713            -           -       71,713
  Other Income                       -        5,761           -        5,761
                            ----------   ----------  ----------   ----------
  Income Before Income Taxes
    and Minority Interest      189,923       37,268     (23,040)     204,151
  Provision for Income Taxes    51,727       13,694      (8,017)      57,404
  Minority Interest Expense      5,445            -           -        5,445
                            ----------   ----------  ----------   ----------
  Net Income                $  132,751   $   23,574  $  (15,023)  $  141,302
                            ==========   ==========  ==========   ==========

  Earnings per Share:
    Primary                 $     1.40                            $     1.49
                            ==========                            ==========
    Fully diluted           $     1.27                            $     1.35
                            ==========                            ==========

  Weighted Average Shares:
    Primary                     95,085                                95,085
                            ==========                            ==========
    Fully diluted              108,312                               108,312
                            ==========                            ==========


  See notes to pro forma combined condensed statement of income.
                                        5PAGE

                                                                    FORM 8-K/A
                         THERMO INSTRUMENT SYSTEMS INC.

            NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                   (Unaudited)


  Note 1 - Basis of Presentation

       The Life Sciences consolidated profit and loss account for the year ended December 31, 1996, which is denominated in British pounds sterling, has been translated at the average exchange rate of 1.56 British pounds sterling per U.S. dollar for the pro forma combined condensed statement of income. No material changes, other than those noted below, are required to conform Life Sciences' results of operations to United States generally accepted accounting principles. The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.


  Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
           Statement of Income (In thousands, except in text)

                                                               Year Ended
                                                              December 28,
                                                                  1996
                                                              -------------
                                                              Debit (Credit)

  Cost of Revenues
  Increase in the finished goods inventory
    of Life Sciences to the estimated
    selling price, less the sum of the
    costs of disposal and a reasonable
    profit allowance for the Company's
    selling efforts                                             $ 2,700
                                                                -------

  Selling, General, and
    Administrative Expenses
  Service fee of 1.0% of the revenues
    of Life Sciences for the year ended
    December 31, 1996, for services that
    would have been provided under a
    services agreement between the Company
    and Thermo Electron                                           3,588

  Amortization over 40 years of $330,044,000 of
    cost in excess of net assets of acquired
    companies created by the acquisition of
    Life Sciences                                                 8,251
                                                                -------

                                                                 11,839
                                                                -------

                                        6PAGE

                                                                    FORM 8-K/A

                         THERMO INSTRUMENT SYSTEMS INC.

      NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (continued)
                                   (Unaudited)
   Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Statement of Income (In thousands, except in text) (continued)

                                                                Year Ended
                                                               December 28,
                                                                   1996
                                                               -------------
                                                               Debit (Credit)

   Restructuring Expenses
   Reversal of the restructuring accrual
     recorded by Life Sciences that is
     not allowable under U.S. generally
     accepted accounting principles                              $(10,923)
                                                                 --------

   Interest Income
   Decrease in interest income earned
     attributable to the lower cash
     position as a result of the total cash
     payment of $153 million to acquire
     Life Sciences, calculated using the
     90-day Commercial Paper Composite
     Rate plus 25 basis points, or 5.75%                            8,798
                                                                 --------

   Interest Expense
   Increase in interest expense as a result
     of the issuance of a $210.0 million
     promissory note to Thermo Electron to
     finance the acquisition of Life Sciences,
     calculated using the 90-day Commercial
     Paper Composite Rate plus 25 basis
     points, or 5.75%                                              12,075

   Increase in interest expense as a result
     of assumed borrowings from Thermo Electron
     to repay Life Sciences' debt of $107
     million, included in Life Sciences
     historical balance sheet as of
     December 31, 1996, calculated using
     the 90-day Commercial Paper Composite
     Rate plus 25 basis points, or 5.75%                            6,153

   Reversal of interest expense included
     in Life Sciences' historical profit
     and loss account for the year ended
     December 31, 1996, due to the assumed
     repayment of Life Sciences' debt                              (7,602)
                                                                 --------

                                                                   10,626
                                                                 --------
   Provision for Income Taxes
   Income tax benefit associated with the
     adjustments above (excluding the
     amortization of cost in excess of
     net assets of acquired companies)                              8,017
                                                                 --------
                                        7PAGE

                                                                    FORM 8-K/A



   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

           (c) Exhibits

               23  Consent of KPMG Audit Plc





                                        8PAGE

                                                                    FORM 8-K/A


                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 9th day of June 1997.


                                           THERMO INSTRUMENT SYSTEMS INC.



                                           Paul F. Kelleher
                                           --------------------------
                                           Paul F. Kelleher
                                           Chief Accounting Officer